Exhibit 4.23

SECOND AMENDMENT TO LOAN AND SECUR ITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this " Amendment ") is entered into as of September 10, 2021 (the "Second Amendment Date"), by and among OXFORD FINANCE LUXEMBOURG S.À R.L., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 2 route d'Arlon, 8008 Strassen, Grand Duchy of Luxembourg and registered with  the  Luxembourg commercial register under number B243395, acting in respect of its Compartment 1  ("Oxford''),  as  collateral agent (in such capacity, "Collateral Agent"), the Lenders listed on Schedule 1.1 of the  Loan  Agreement (defined below) or otherwise a party thereto from time to time including Oxford in  its  capacity as  a  Lender (each a " Lender" and collectively, the " Lenders"), and IMMUNOCO RE LIMITED, a private limited company incorporated under the laws of England and Wales and limited by shares under registration number 6456207 with offices located at 92 Park Drive, Milton Park, Abingdon, Oxfordshire, OXl4 4RY, UK (" Parent " and " Borrower "), MUNOCORE LLC, a Delaware limited liability company and wholly owned subsidiary of Parent with offices  located  at  Six  Tower Bridge,  Suite  540,  181  Washington   Street Conshohocken,   PA   19422 ("Core Sub"), IMMUNOCORE COMMERCIAL LLC, a Delaware limited liability company and wholly owned subsidiary of Core Sub with offices located at Six Tower Bridge, Suite 540, 181 Washington Street, Conshohocken, PA 19422 ("Commercial Sub") and IMMUNOCORE  HOLDINGS  PLC  a  public  limited company incorporated under  the laws of  England and Wales and limited by shares under registration number 13119746  with offices  located  at 92  Park  Drive,  Milton  Park,  Abingdon,  Oxfordshire.,  OX 14  4RY,   UK (" Holdings")   (Core    Sub,    Commercial    Sub    and    Holdings,    each   a  " Guarantor"   and collectively " Guarantors") ( Borrower and each of Guarantors, individually and collectively, jointly and severally, " Loan Parties").

WHEREAS, Collateral Agent, Loan Parties and Lenders party thereto from time to time have entered  into that certain Loan and Security Agreement, dated as of November 6, 2020 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which the Lenders have  provided  to  Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Loan Parties, Collateral Agent and Lenders desire to amend ce1t a in provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Loan Parties, Lenders and Collateral Agent hereby agree as follows:

I.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Section 6.10 of the Loan Agreement is hereby amended and restated as follows:

6.10
Non-Borrower Entities. The aggregate value of assets held by Immunocore Ireland shall not at any time exceed the lesser of (i) Ten Million Dollars ($10,000,000.00 ) or ( ii) 10% of Loan Parties' total consolidated assets at such time, and the aggregate assets held by lmmunocore Nominees shall not at any given time exceed One Million Dollars($1,000,000.00). lmmunocore LLC may not hold assets with an aggregate value in excess of Ten Million Dollars($10,000,000.00 ) a nd lmmunocore Commercial LLC may not hold assets with an aggregate value in excess of Twenty Five Million Dollars($25,000,000.00). Furthermore, none of lmmunocore Ireland. Immunocore Nominees, ImmunocoreLLC, or Immunocore Commercial LLC shall maintain any Intellectual Property.

3.	Parts (k) of the defined term " Permitted Investments" in Section 13.1 of the Loan Agreement arc hereby amended and restated in their entirety to read as follows:

"(k)
(i) Investments by any Borrower in any other in co-borrowers or other Loan Parties that are direct Foreign Subsidiaries of Borrower, (ii) Investments by Subsidiaries in Borrower, (iii) Investments by Borrower or the Loan Parties in Immunocore Ireland in an aggregate annual amount not to exceed $10,000,000, (iv) Investments by Borrower or the Loan Parties in Immunocore Nominees in an aggregate annual amount not to exceed $10,000,000, (v) Investments by Borrower or the Loan Parties in Immunocore LLC and Immunocore Commercial LLC in any given year in an amount sufficient to fund their respective operations in accordance with the then applicable Board approved Annual Projections, and (vi) Investments by any Guarantor that is a parent entity of Borrower or any other Loan Party (a "Parent Guarantor"), in Borrower."

4.	Limitation of Amendments.

a.
The amendments set above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Loan Parties may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect. For the avoidance of doubt, this Amendment shall be considered part of the Loan Documents.

5.	To induce Collateral Agent and Lenders to enter into this Amendment, Loan Parties hereby represents and warrants to Collateral Agent and Lenders as follows:

a.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Each of the Loan Parties has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Loan Parties delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Loan Parties to the Collateral Agent, and including following and in connection with the Exchange Transactions, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.	The execution and delivery by Loan Parties of this Amendment and the performance by each of them of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

e.
The execution and delivery by Loan Parties of this Amendment and the performance by each Loan Party of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on such Loan Party, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Loan Party, or (iv) the organizational documents of such Loan Party;

f.
The execution and delivery by Loan Parties of this Amendment and the performance by each Loan Party of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license , authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Loan Party, except as already has been obtained or made; and

g.
This Amendment has been duly executed and delivered by each of Loan Party and is the binding obligation of such Loan Party, enforceable against Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation , moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

6.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

7.
This Amendment shall be deemed effective as of the Second Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto and (b) Borrower's payment of all Lenders' Expenses incurred through the date hereof, which may be debited (or ACH'd)  from  the Designated Deposit Account in accordance with Section 2.3(d) of the Loan Agreement.

8.
Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees,  officers, directors, predecessors,  attorneys and all others acting  or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent ("Releasees"), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof through the date hereof. Without limiting the generality of the foregoing, such Loan Party waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes  of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest relative to the Loan Documents: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

9.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

10.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

IMMUNOCORE LIMITED

By	/s/ Brian Di Donato
Name:	Brian Di Donato
Title:	CEO

GUARANTORS:

IMMUNOCORE LLC

By	/s/ Bahija Jallal
Name:	Bahija Jallal
Title:	Dr

IMMUNOCORE COMMERCIAL LLC

By	/s/ Bahija Jallal
Name:	Bahija Jallal
Title:	Dr

IMMUNOCORE HOLDINGS PLC

By	/s/ Bahija Jallal
Name:	Bahija Jallal
Title:	Dr

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LUXEMBOURG S.A R.L.,
acting in respect of its Compartment 1

By
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

IMMUNOCORE LIMITED

By
Name:
Title:

GUARANTORS;

IMMUNOCORE LLC

By
Name:
Title:

IMMUNOCORE COMMERCIAL LLC

By
Name:
Title:

IMMUNOCORE HOLDINGS PLC

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LUXEMBOURG S.A R.L.,
acting in respect of its Compartment 1

By	/s/ Laurent BÉLIK /s/ Mélanie FLORSCH
Name:	Laurent BÉLIK Mélanie FLORSCH
Title:	Manager Manager